SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2003

BSQUARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 139th Avenue SE, Suite 500
Bellevue, Washington 98005
(425) 519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 27, 2003, BSQUARE Corporation received notification from The Nasdaq Stock Market that BSQUARE is not in compliance with the Nasdaq National Market’s listing maintenance standards regarding minimum bid price and listed security market value. In accordance with applicable Nasdaq marketplace rules, BSQUARE has 180 days to regain compliance, which will likely occur if the bid price of BSQUARE’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: May 29, 2003	By:	/s/ James R. Ladd

James R. Ladd Senior Vice President of Finance & Operations and Chief Financial Officer